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                                                          Exhibit 10.37

                                BONUS AGREEMENT

Kenneth P. Wilcox ("Wilcox") has accepted a promotion to Chief Banking Officer. Silicon Valley Bank ("Bank") has agreed to pay a $50,000 bonus to Wilcox each December 1st starting December 1, 1998 and ending December 1, 2002. If Wilcox leaves for any reason before December 1, 2002 then any remaining $50,000 payments will immediately be paid to him.

This Agreement is an agreement by the Bank to pay a bonus; it is not an employment agreement or contract.


Silicon Valley Bank

/s/ John C. Dean
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signature

John C. Dean, President and Chief Executive Officer
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name and title


  December 18, 1997
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date